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                                                                      Exhibit 23


                       Consent of MCGLADREY & PULLEN, LLP

We hereby consent to the incorporation in the Registration Statement on Form S-8 of our report, dated December 27, 2001, relating to the consolidated financial statements of Concorde Gaming Corporation and Subsidiaries, included in the Annual Report on Form 10-KSB for the year ended September 30, 2001.


                                             /s/ McGladrey & Pullen, LLP

Rapid City, South Dakota
December 28, 2001